Exhibit 10.13

FINANCING AND SECURITY AGREEMENT

INTRODUCTION

This Financing and Security Agreement (“Agreement”) is made and entered into on Dec 23, 2019 by and among FREE STREAM MEDIA CORP. (“Administrative Borrower”), Axwave Inc. (“Axwave” and together with Administrative Borrower on a joint and several basis, “Borrower” and any reference to “Borrower” hereunder shall be deemed a reference to each of the foregoing Borrowers), and FPP FINANCE LLC (“Lender”). Lender has agreed, in accordance with the terms herein, to make Advances against the Face Amount of certain of Borrower’s Accounts, provided that Borrower agrees to the provisions of this Agreement.

GENERAL RATES AND FEES

The items referenced below are subject to and defined within the provisions of this Agreement:

(a)	Maximum Line Amount: $15,000,000

(b)	Advance Rate: 80% of gross value of Invoices

(c)	Minimum Invoice Size: Five thousand dollars ($5,000)

(d)

Initial Financing Fee: A flat fee equal to 1/12 multiplied by the Facility Rate, based on the net amount Advanced with respect to any Invoice for a Financed Account (or the net amount Advanced for Advances not tied to any Invoice), for the initial 30-day period.

(e)

Additional Financing Fee: A monthly rate equivalent to 1/12 multiplied by the Facility Rate, prorated daily on the net amount Advanced outstanding with respect to any Invoice for a Financed Account (or the net amount Advanced outstanding for Advances not tied to any Invoice), commencing on day 31. For the purposes of this Agreement, “Facility Rate” means the sum of: (x) the LIBOR Rate plus (y) 7% per annum.

(f)

Misdirected Payment Fee: Repayment of all Advances must be paid by the Account Debtor directly to Lender. In the event an Account Debtor fails to pay Lender directly, Lender will provide Borrower a grace period of five (5) business days to notify Lender of any Misdirected Payment and to forward the full amount of the Misdirected Payment to Lender otherwise Borrower may be assessed a Misdirected Payment Fee equaling 20% of the amount of such payment.

(g)

Concentration Limit: The percentage of any debt from a single Account Debtor over the total amount outstanding from Borrower’s Financed Accounts must remain below 25%. In the event the percentage exceeds the foregoing limit, Lender may exercise its right not to finance more Accounts of said Account Debtor.

(h)	Diligence Fee: $37,500

(i)	Wire Fee: An amount equal to Thirty-Five Dollars ($35.00) to cover fees and costs associated with incoming and outgoing wire transfers to/from the Lockbox or as between Lender/Borrower.

(j)

Termination: Subject to a fee owed by Borrower to Lender equal to the Early Termination Fee with respect to any termination of this Agreement prior to the date that is 18 months of the date hereof (such period up to and including such date, the “Initial Period”), Borrower may terminate this Agreement at any time upon 30 days prior written notice to Lender whereupon this Agreement shall terminate upon successful repayment of all outstanding Obligations. For the purposes of this Agreement, “Early Termination Fee” is defined as: (1) 1.5% of the Maximum Line Amount with respect to any termination of this Agreement occurring on or prior to the date that is 12 months from the date hereof (such date, the “First Anniversary Date”) in connection with a Change of Control transaction consummated among Borrower’s equity interest holders or (2) otherwise, 2.0% of the Maximum Line Amount.

(k)

Minimum Utilization: Beginning on the 31st day after the date hereof, Borrower shall at all times utilize at least 20% of the Maximum Line Amount. The Financing Fees otherwise set forth herein shall be adjusted to reflect such minimum utilization.

SIGNATURES

By their signatures below, the parties represent they have read, understand and agree to be bound by the Financing and Security Agreement, including the Standard Terms and Conditions referenced herein.

BORROWER AND LENDER have executed this Agreement through their authorized officers as of the date set forth above.

“ADMINISTRATIVE BORROWER” and “BORROWER” FREE STREAM MEDIA CORP.		“LENDER” FPP FINANCE LLC

Signature:	/s/ Michael Farrow	Signature:	/s/ Secil Baysal
	Michael Farrow (Dec 23, 2019)		Secil Baysal (Dec 27, 2019)
Email: michael.farrow@samba.tv		Email: legal@fastpaypartners.com

Name: Michael Farrow		Name: Secil Baysal
Title: CFO		Title: Chief Operating Officer

“BORROWER”
AXWAVE, INC.

Signature:	/s/ Michael Farrow
Michael Farrow (Dec 23, 2019)
Email: michael.farrow@samba.tv

Name: Michael Farrow
Title: CFO

Contact Information:	Contact Information:
Free Stream Media Corp.	FPP Finance LLC
123 Townsend St. #500	8201 Beverly Blvd, Suite 600
San Francisco, CA 94107	Los Angeles, CA 90048
Ph: (415) 889-6404	Ph: (310) 651-9201
e-mail: michael.farrow@samba.tv	e-mail: legal@gofastpay.com

Banking Information:
Bank: Square 1 Bank
Address: 406 Blackwell Street, Suite 240, Durham, NC 27701
ABA or Swift #: 053112615
Account #: 1002110300

FINANCING AND SECURITY AGREEMENT STANDARD TERMS AND CONDITIONS

1. Financing; Billing.

1.1. Financing

1.1.1. Borrower shall offer its Accounts to Lender for financing in accordance with the terms and provisions of this Agreement.

1.1.2. Each Account submitted by Borrower for an Advance shall be accompanied by such documentation supporting and evidencing the Account.

1.1.3. Lender may decline to make an Advance for any Account which will cause the unpaid balance of outstanding Obligations to exceed the Maximum Line Amount.

1.1.4. Accounts submitted to Lender for financing must exceed Minimum Invoice Size as stated within the General Rates and Fees, except as otherwise agreed by both parties in an Authenticated Record.

1.1.5. Lender shall extend Advance amount with respect to any Financed Account, less any amounts due to Lender from Borrower, including, without limitation, any amounts due under Sections 2.1 and 3.1 hereof, to Borrower within five (5) business days of the Finance Date.

1.1.6. Upon or prior to execution of this Agreement, Borrower shall pay the Diligence Fee, which fee shall be fully earned at such time.

1.1.7. All Advances made hereunder are at the absolute sole discretion of the Lender.

1.2. Redirection of Payments. All Account Debtors will be instructed to make payments to Lender.

2. Reserve Account.

2.1. Borrower shall pay to Lender within one (1) business day after written demand the amount of any Reserve Shortfall.

2.2. Upon request of the Borrower, Lender shall pay to Borrower any amount by which the Reserve Account exceeds the Required Reserve, unless reserve is necessary to cover other Obligations of the Borrower.

2.3. Lender may charge the Reserve Account with any Obligation.

2.4. Lender may pay any amounts due Borrower hereunder by a credit to the Reserve Account.

2.5. Lender may retain the Reserve Account until Complete Termination.

3. Exposed Payments.

3.1. Upon termination of this Agreement Borrower shall pay to Lender (or Lender may retain), to hold in a non-segregated non-interest bearing account, the amount of all Exposed Payments (the “Preference Reserve”).

3.2. Lender may charge the Preference Reserve with the amount of any Exposed Payments that Lender pays to the bankruptcy estate, receivership estate, assignee for benefit of creditors, creditor body or representative of any of the foregoing of the Payor that made the Exposed Payment or on whose behalf such Exposed Payment was made, on account of a claim asserted under Sections 547, 548, 549 or 550 of the Bankruptcy Code or any equivalent type state or federal law, rule or regulation.

3.3. Lender shall refund to Borrower from time to time that balance of the Preference Reserve for which a claim under Sections 547, 548, 549 or 550 of the Bankruptcy Code or any equivalent type state or federal law, rule or regulation can no longer be asserted against the Exposed Payments due to the passage of the statute of limitations, settlement with the bankruptcy estate, receivership estate, assignee for benefit of creditors, creditor body or representative of any of the foregoing.

4. Authorization for Financing. Subject to the terms and conditions of this Agreement, Lender is authorized to finance Accounts upon telephonic, facsimile or other instructions received from anyone purporting to be an officer, employee or representative of Borrower.

5.	Fees and Expenses. Borrower shall pay to Lender:

5.1. Financing Fee. The Initial Financing Fee and Additional Financing Fee shall be due on the date on which a Financed Account is Closed. Financing Fees and interest hereunder are subject to upward adjustment in accordance with Section 12.8 herein and also shall include the additional Default Rate on the Obligations, at Lender’s sole election, upon the occurrence and continuance of an Event of Default.

5.2. Misdirected Payment Fee. Any Misdirected Payment Fee immediately upon its accrual.

5.3. Out-of-pocket Expenses. The reasonable, documented out-of-pocket expenses directly incurred by Lender in the administration of this Agreement such as wire transfer fees (“Wire Fee”), postage and audit fees. So long as no Event of Default has occurred and is continuing, Borrower shall not be required to pay for more than one audit per twelve-month period.

6. Refunding of Accounts. Lender may require that Borrower refund, by payment of the then unpaid Face Amount thereof, together with any unpaid fees relating to the Financed Account one (1) business day after written demand, or, at Lender’s option, by Lender’s charge to the Reserve Account:

6.1. Any Financed Account, the payment of which has been disputed by the Payor or the Account Debtor obligated thereon, Lender being under no obligation to determine the bona fide nature of such dispute;

6.2. Any Financed Account regarding which Borrower has breached any representation or warranty as set forth in the Section 14.

6.3. Any Financed Account owing from an Account Debtor or Payor which (a) in Lender’s reasonable credit judgment has become insolvent or (b) has indicated an inability or unwillingness to pay the Financed Account when due;

6.4. All Financed Accounts upon the occurrence and during the continuance of an Event of Default, or upon the termination date of this Agreement; and

6.5. Any Financed Account that remains unpaid beyond the Late Payment Date.

7. Security Interest.

7.1. As collateral securing the Obligations, Borrower (for the avoidance of doubt, each Borrower and Administrative Borrower) grants to Lender a continuing first priority security interest in the Collateral.

8. Clearance Days. For all purposes under this Agreement, Clearance Days will be added to the date on which Lender receives any payment if such payment is received other than by wire directly to the Lockbox.

9. Authorization to Lender.

9.1. Authorization: Borrower explicitly authorizes and grants to Lender the ability for Lender (acting through any of its employees, attorneys or agents) at any time, at its option but without obligation, with or without notice to Borrower, and at Borrower’s sole expense, to do any or all of the following, in Borrower’s name or otherwise until all of the Obligations have been paid in full:

9.1.1. Receive, take, endorse, assign, deliver, accept and deposit, in the name of Lender or Borrower, any and all proceeds of any Collateral securing the Obligations or the proceeds thereof;

9.1.2. Take or bring, in the name of Lender or Borrower, all steps, actions, suits or proceedings deemed by Lender necessary or desirable to effect collection of or other realization upon Lender’s Accounts;

9.1.3. With respect to any of the following established or issued for the benefit of Borrower, either individually or as a member of a class or group, file any claim under (a) any bond or (b) under any trust fund;

9.1.4. Pay any sums necessary to discharge any lien or encumbrance which is senior to Lender’s security interest in any assets of Borrower, which sums shall be included as Obligations hereunder, and in connection with which sums the Late Charge shall accrue and shall be due and payable;

9.1.5. File in the name of Borrower or Lender or both: (a) Mechanic’s lien or related notices, or (b) Claims under any payment bond, in connection with goods or services sold by Borrower in connection with the improvement of realty;

9.1.6. Notify any Payor obligated with respect to any Account, that the underlying Account has been assigned to

Lender by Borrower and that payment thereof is to be made to the order of and directly and solely to Lender;

9.1.7. Communicate directly with Borrower’s Payors to verify the amount and validity of any Account created by Borrower;

9.1.8. After the occurrence and during the continuance of an Event of Default: (a) Change the address for delivery of mail to Lender and to receive and open mail addressed to Borrower; (b) Extend the time of payment of, compromise or settle for cash, credit, return merchandise, and upon any terms or conditions, any and all Accounts and discharge or release any Account Debtor or other obligor (including filing of any public record releasing any lien granted to Borrower by such Account Debtor), without affecting any of the Obligations;

9.1.9 Any and all sums paid and any and all costs, expenses, liabilities, obligations and legal fees incurred by Lender with respect to the foregoing shall be added to and become part of the Obligations. In no event shall Lender’s rights under the foregoing authorization or any of Lender’s other rights under this Agreement be deemed to indicate that Lender in control of the business, management of properties of Borrower;

9.1.10. File any initial financing statements and amendments thereto that: (a) Indicate the collateral as all assets of the Borrower or words of similar effect, regardless of whether any particular asset comprised in the collateral falls within the scope of Article 9 of the UCC, or as being of an equal or lesser scope or with greater detail; (b) Contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Borrower is an organization, the type of organization, and any organization identification number issued to Borrower and, (ii) in the case of a financing statement filed as a fixture filing or indicating collateral to be as-extracted collateral or timber to be cut, a sufficient description of real property to which the collateral relates; and (c) Contain a notification that the Borrower has granted a negative pledge to the Lender, and that any subsequent lienor may be tortuously interfering with Lender’s rights;

9.1.11. Advises third parties that any notification of Borrower’s Account Debtors will interfere with Lender’s collection rights; and

9.1.12. File any Correction Statement in the name of Borrower under Section 9-518 of the Uniform Commercial Code that Lender reasonably deems necessary to preserve its rights hereunder.

9.2. Borrower authorizes Lender to accept, endorse and deposit on behalf of Borrower any checks tendered by an account debtor “in full payment” of its obligation to Borrower. Borrower shall not assert against Lender any claim arising therefrom, irrespective of whether such action by Lender effects an accord and satisfaction of Borrower’s claims, under §3-311 of the Uniform Commercial Code, or otherwise.

9.3. Borrower grants Lender a non-exclusive license to use any data collected in connection with the administration of this Agreement or Lender’s credit portfolio provided that no personally identifiable information is disclosed to the public.

10. ACH Authorization.

10.1. In order to satisfy any of the Obligations, Borrower authorizes Lender to initiate electronic debit or credit entries through the ACH system to any deposit account maintained by Borrower. Prior to the occurrence and continuance of an Event of Default, Lender shall provide Borrower with two (2) days advance notice of its intention to initiate electronic debit entries of Borrower’s deposit account through the ACH system. Such notice may be provided electronically. If an ACH debit request is not honored by the financial institution, for any reason, Borrower agrees to immediately pay, in the form of a check, money order or cash, such sums as are necessary to bring the balance then due hereunder current, and Borrower will be subject to such fees or charges for non-payment, as if Client had delivered a NSF check or made no payment to Lender.

10.2. Borrower is not required to sign this Authorization as a condition to obtaining any extension of credit from Lender. This Authorization is made at Borrower’s request to aid its ability to timely pay amounts due Lender.

10.3 Lender shall be permitted to disseminate a form of “tombstone” and other related marketing materials or press releases publicly disclosing the transaction subject to this Agreement.

11. Electronic Transactions Authorization. The Parties agree that all business between one another shall be conducted by electronic means and adopt the provisions of the California Uniform Electronic Transactions Act (UETA) as set forth in California Civil Code, Division 3, Part 2, Title 2.5, Sections 1633.1 – 1633.17, inclusive. Each document that is subject to or provided in furtherance of this Agreement, all documents provided in furtherance thereof, as amended, modified or supplemented from time to time that a party has sent to the other by electronic means or Borrower has clicked to approve to adopt this Agreement or Borrower submits through the Online Reporting System shall be intended as and constitute an original and deemed to contain a valid signature for all purposes acknowledging and consenting to the terms of the agreement applicable thereto. In furtherance of the above, Borrower hereby authorizes Lender to regard Borrower’s printed name or electronic approval for any document, agreement, assignment schedules or invoices as the equivalent of a manual signature by one of Borrower’s authorized officers or agents. Borrower’s failure to promptly deliver to Lender any schedule, report, statement, writing or other information (“Record”) required by this Agreement or any document related hereto shall not affect, diminish, modify or otherwise limit Lender’s security interests in the Collateral. Lender may rely upon, and assume the authenticity of, any such electronic approval, and any material applicable to such approval as the duly confirmed, authorized and approved signature of Borrower by the person approving same, shall constitute an “authenticated” record for all purposes (including, without limitation, the Uniform Commercial Code)

and shall satisfy the requirements of any applicable statute of frauds. Borrower is not required to agree to conduct business pursuant to the UETA and the Advances being granted in furtherance of this Agreement are not conditioned upon Borrower agreeing to conduct business in accordance with the UETA. Borrower may terminate this Electronic Transactions Authorization by providing Lender with not less than ten (10) days written notice as provided in Section 35.1, below. Thereafter, Borrower shall incur and be responsible to pay Lender a “Manual Reporting Fee” for any Record when submitted to Lender.

12. Covenants By Borrower.

12.1. After written notice by Lender to Borrower, and automatically, without notice, after the occurrence and during the continuance of an Event of Default, Borrower shall not, without the prior written consent of Lender in each instance, (a) grant any extension of time for payment of any of its Accounts, (b) compromise or settle any of its Accounts for less than the full amount thereof, (c) release in whole or in part any Payor, or (d) grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any of the Accounts.

12.2. Lender or its designee shall have access, upon reasonable notice during reasonable business hours (if prior to the occurrence and continuance of an Event of Default) and at any time (if on or after the occurrence of an Event of Default at Borrower’s sole expense), to all premises where Collateral is located for the purposes of inspecting (and removing, if after the occurrence and during the continuance of an Event of Default) any of the Collateral, including Borrower’s books and records, and Borrower shall permit Lender or its designee to make copies of such books and records or extracts therefrom as Lender may request. Upon the occurrence and continuance of an Event of

Default (and at Borrower’s sole expense), Lender may use any of Borrower’s personnel, equipment, including computer equipment, programs, printed output and computer readable media, supplies and premises for the collection of accounts and realization on other Collateral as Lender, in its sole discretion, deems appropriate. Borrower hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Lender at Borrower’s expense all financial information, books and records, work papers, management reports and other information in their possession relating to Borrower.

12.3. Before sending any Invoice to an Account Debtor, Borrower shall mark same with a notice of assignment as may be required by Lender.

12.4. Borrower shall pay when due all payroll and other taxes, and shall provide proof thereof to Lender in such form as Lender shall reasonably require.

12.5. Borrower shall not: (a) create, incur, assume or permit to exist, any lien upon or with respect to any assets in which Lender now or hereafter holds as a security interest or (b) incur any indebtedness for borrowed money other than as set forth on Schedule 12.5 attached hereto.

12.6. Notwithstanding Borrower’s obligation to pay the Misdirected Payment Fee, Borrower shall pay to Lender on the next banking day following the date of receipt by Borrower, the amount of any payment on account of a Financed Account.

12.7. Avoidance Claims

12.7.1. Borrower shall indemnify Lender from any loss (including defense costs, expenses and legal fees) arising out of the assertion, defense, or judgment or otherwise of any Avoidance Claim, and shall pay to Lender with ten (10) business days after written demand the amount thereof.

12.7.2. Borrower shall notify Lender within two business days after Borrower becomes aware of the assertion of an Avoidance Claim.

12.7.3. This provision shall survive termination of this Agreement.

12.8. Minimum Utilization. Borrower shall at all times cause the outstanding Advances hereunder to be equal or greater than the amount set forth in the General Rates and Fees; any violation of the foregoing covenant shall cause the Financing Fees owed hereunder by Borrower to be equal to the fees that would have accrued had Borrower not violated this clause.

12.9. No ACH Debit Block. Borrower shall at all times maintain each of its deposit accounts in a manner that allows Lender to utilize the ACH authorization set forth in Section 10 or otherwise herein. Borrower shall not use any ACH debit block or any other service or functionality that prevents Lender from initiating and completing electronic debit or credit entries through the ACH system to any deposit account maintained by Borrower.

12.10 Disposal of Assets or Change of Control. Borrower shall not convey, sell, lease, license, assign, transfer, or otherwise dispose any of its assets in a manner not in the ordinary-course-of-business. Borrower shall also notify Lender promptly, and in any event at least fifteen (15) days prior to the date of any transaction that results or would result in a Change of Control.

12.11 Reporting Requirements.

(a) Within 30 days after the last day of each calendar month, Borrower shall provide Lender with consolidated (with respect to Administrative Borrower and its subsidiaries) and stand-alone (with respect to each Borrower) company-prepared financial statements in reasonable detail and prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) (other than with respect to footnote disclosure or year-end audit adjustments).

(b) Within 180 days after the last day of each calendar year, Borrower shall provide Lender with consolidated (with respect to Administrative Borrower and its subsidiaries) and stand-alone (with respect to each Borrower) financial statements audited by an independent certified public accountant firm of nationally recognized standing or otherwise reasonably acceptable to Lender, in reasonable detail and prepared in accordance with GAAP, together with a certificate of Borrower’s chief financial officer stating that such financial statements have been prepared in accordance with GAAP, fairly represent in all material respects Borrower’s financial position and the results of its operations, and whether or not such officer has knowledge of the occurrence of any Event of Default and, if so, stating in reasonable detail the facts with respect thereto.

(c) Borrower shall promptly provide to Lender any other material reports, records, or other financial information, credit, or payments as Lender may reasonably request.

13. Account Disputes. Borrower shall notify Lender promptly of and, if requested by Lender, will settle all disputes concerning any Financed Account, at Borrower’s sole cost and expense. Lender may, but is not required to, attempt to settle, compromise, or litigate (collectively, “Resolve”) the dispute upon such terms, as Lender in its sole discretion deem advisable, for Borrower’s account and risk and at Borrower’s sole expense. Upon the occurrence and during the continuance of an Event of Default, Lender may Resolve such issues with respect to any Account of Borrower.

14. Representation and Warranties. Borrower represents and warrants that:

14.1. Existence and Power. If Borrower is a partnership, limited liability company, or corporation, Borrower is and will continue to be duly authorized, validly existing and in good standing under the laws of the jurisdiction of its organization until all of the Obligations have been paid in full. Borrower is and will continue to be qualified and licensed in all jurisdictions in which the nature of the business transacted by it, or the ownership or leasing of its property, make such qualification of licensing necessary, and Borrower has and will continue to have all requisite power and authority to carry on its business as it is now, or may hereafter be, conducted.

14.2. Authority. Borrower is, and will continue to be, duly empowered and authorized to enter into, and grant security interests in its property, pursuant to and perform its obligations under, this Agreement, and all other instruments and transactions contemplated hereby or relating hereto. The execution, delivery and performance by Borrower of this Agreement, and all other instruments and transactions contemplated hereby or relating hereto, have been duly and validly authorized, are enforceable against the Borrower in accordance with their terms, and do not and will not violate any law or any provision of, nor be grounds for acceleration under, any agreement, indenture, note or instrument which is binding upon Borrower, or any of its property, including without limitation, Borrower’s Operating Agreement, Partnership Agreement, Articles of Incorporation, By-Laws and any Shareholder Agreements (as applicable).

14.3. Name; Trade Names and Styles. Borrower has set forth above Borrower’s absolutely true and correct name. Listed below in Schedule 14.3 is each prior true name of Borrower and each fictitious name, trade name and trade style by which Borrower has been, or is now known, or has previously transacted, or now transacts business, as aforementioned noted. Borrower shall provide Lender with thirty (30) days advance written notice before changing its legal name or doing business under any other name, fictitious name, trade name, or trade style. Borrower has complied, and will hereafter comply, with all laws relating to the conduct of business under, the ownership of property in, and the renewal or continuation of the right to use, a corporate, fictitious or trade name or trade style.

14.4 Place and Nature of Business; Location of Collateral. Borrower does not engage in any Restricted Industry. Borrower’s books and records including, but not limited to, the books and records relating to Borrower’s Accounts, are and will be kept and maintained at Borrower’s Address unless and until Lender otherwise consents in writing. In addition to Borrower’s Address, Borrower has places of Business and Collateral located only at the following locations, as aforementioned noted. Borrower will provide Lender with at least ten (10) days advance written notice in the event Borrower moves the Collateral (other than moveable Collateral such as laptop computers, cell phone or similar devices), or obtains, opens or maintains any new or additional place(s) for the conduct of Borrower’s business or the location of any Collateral, or closes any existing place of business.

14.5 Title to Collateral; Liens. With the exception of Accounts Financed hereunder where title vests with Lender, Borrower is now, and will at all times hereafter be, the true, lawful and sole owner of all the Collateral., except for the security interest granted to Lender the Collateral now is and will hereafter remain, free and clear of any and all liens, charges, security interests, encumbrances and adverse claims. Except as expressly provided to the contrary in this Section, Lender now has, and will hereafter continue to have, a fully perfected and enforceable first priority security interest in all of the Collateral, and Borrower will at all times defend Lender and the Collateral against all claims and demands of others.

14.6. Each and every Financed Account sold and assigned to Lender shall, on the date the assignment is made and thereafter, comply with all of the following representations, warranties and covenants: (a) each Financed Account represents an undisputed bona fide existing unconditional obligation of the Account Debtor created by the sale, delivery, and acceptance of goods or the rendition of services in the ordinary course of Borrower’s business; (b) each Financed Account is owned by Borrower free and clear of any and all deductions, disputes, liens, security interests and encumbrances; (c) the Account Debtor has received and accepted the goods sold and services rendered which created the Financed Account and the invoice therefor and will pay the same without any dispute; (d) no Account Debtor on any Financed Account is a shareholder, director, partner or agent of Borrower, or is a person or entity controlling, controlled by or under common control with Borrower, or is engaged in a Restricted Industry; (e) no Financed Account is owed by an Account Debtor to whom Borrower is or may become liable in connection with goods sold or services rendered by the Account Debtor to Borrower or any other transaction or dealing between the Account Debtor and Borrower; and (f) each Financed Account arises from a contractual agreement that is governed by the law of a state of the United States of America or such other jurisdiction as approved by Lender in writing. Immediately upon discovery by Borrower that any of the foregoing representations, warranties, or covenants are or have become untrue with respect to any

Financed Account, Borrower shall immediately give written notice thereof to Lender.

14.7. Borrower has not received notice or otherwise learned of actual or imminent bankruptcy, insolvency, or material impairment of the financial condition of any applicable Account Debtor regarding Financed Accounts.

14.8 Intellectual Property. Except as disclosed on Schedule 14.8 attached hereto, Borrower does not have any registered patents, copyrights, trademarks, or material licenses to use trademarks, patents and copyrights of others (excluding off-the-shelf or shrinkwrap licenses).

15. Indemnification. Borrower agrees to indemnify Lender against and save Lender harmless from any and all manner of suits, claims, liabilities, demands and expenses (including reasonable legal fees and collection costs) resulting from or arising out of this Agreement, whether directly or indirectly, including the transactions or relationships contemplated hereby (including the enforcement of this Agreement), and any failure by Borrower to perform or observe its obligations under this Agreement, in each case other than arising as a result of the gross negligence or willful misconduct of Lender as determined by a court of competent jurisdiction in a final, non-appealable judgment.

16. Disclaimer of Liability. In no event will Lender be liable to Borrower for any lost profits, lost savings or other consequential, incidental or special damages resulting from or arising out of or in connection with this Agreement, the transactions or relationships contemplated hereby or lender’s performance or failure to perform hereunder, even if lender has been advised of the possibility of such damages.

17.	Default.

17.1. Events of Default. The occurrence of any one of more of the following shall constitute an Event of Default hereunder: (a) Borrower fails to pay or perform any Obligation within three (3) business days when due; (b) there shall be commenced by or against Borrower any voluntary or involuntary case under the United States Bankruptcy Code, or any assignment for the benefit of creditors, or appointment of a receiver or custodian for any of its assets, or Borrower makes or sends notice of a bulk transfer; (c) Borrower or any guarantor of the Obligations shall become insolvent in that its debts are greater than the fair value of its assets, or Borrower is generally not paying its debts as they become due or is left with unreasonably small capital; (d) any lien, garnishment, attachment, execution or the like is issued against or attaches to the Borrower, the Financed Accounts, or the Collateral; (e) Borrower shall breach any covenant, agreement, warranty, or representation set forth herein, and such breach if capable of being cured shall continue for ten (10) business days after written notice thereof from Lender (provided, such cure period shall not be available for payment defaults or breaches of negative covenants or other breaches not susceptible to a cure period); (f) Borrower delivers any document, financial statement, schedule or report to Lender which is false or incorrect in any material respect when made or furnished; (g) Lender, at any time, acting in good faith and in a commercially reasonable manner, deems itself insecure with respect to the prospect of repayment or performance of the Obligations as and when due (Lender shall make commercially reasonable efforts to consult with Borrower with respect to any deemed Event of Default under this clause (g)); or (h) any present or future guarantor of the Obligations revokes, terminates or fails to perform any of the terms of any guaranty, endorsement or other agreement of such party in favor of Lender or any affiliate of Lender or shall notify Lender of its intention to rescind, modify, terminate or revoke any guaranty of the Obligations, or any such guaranty shall cease to be in full force and effect for any reason whatever.

17.2. Waiver of Notice. LENDER’S FAILURE TO CHARGE OR ACCRUE INTEREST OR FEES AT ANY “DEFAULT” OR “PAST DUE” RATE SHALL NOT BE DEEMED A WAIVER BY LENDER OF ITS CLAIM THERETO.

17.2.1. The failure of Lender at any time or times hereafter to require Borrower strictly to comply with any of the provisions, warranties, terms or conditions of this Agreement or any other present or future instrument or agreement between Borrower and Lender shall not waive or diminish any right of Lender thereafter to demand and receive strict compliance therewith and with any other provision warranty, term and condition; and any waiver of any default shall not waive or affect any other default, whether prior or subsequent thereto and whether of the same or of a different type. None of the provisions, warranties, terms or conditions of this Agreement or other instrument or agreement now or hereafter executed by Borrower and delivered to Lender shall be deemed to have been waived by any act or knowledge of Lender or its agents or employees, but only by a specific written waiver signed by an officer of Lender and delivered to Borrower. Borrower waives any and all notices or demands which Borrower might be entitled to receive with respect to this Agreement, or any other agreement by virtue of any applicable law. Borrower hereby waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, Account, general intangible, document or guaranty at any time held by Lender on which Borrower is or may in any way be liable, and notice of any action taken by Lender unless expressly required by this Agreement. Borrower hereby ratifies and confirms whatever Lender may do pursuant to this Agreement and agrees that Lender shall not be liable for the safekeeping of the Collateral or any loss or damage thereto, or diminution in value thereof, from any cause whatsoever, any act or omission of any carrier, warehouseman, bailee, forwarding agent or other person, or any act of commission or any omission by Lender or its officers, employees, agents, or attorneys, or any of its or their errors of judgment or mistakes of fact or of law.

17.3. Effect of Default.

17.3.1. Upon the occurrence and during the continuance of any Event of Default, in addition to any rights Lender has under this Agreement or applicable law, Lender may immediately terminate this Agreement, at which time all

Obligations shall immediately become due and payable without notice.

17.3.2. The Late Charge shall accrue and is payable on demand on any Obligation not paid when due.

18. Remedies.

18.1 Generally. Upon the occurrence and during the continuance of any Event of Default, and at any time thereafter, Lender, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Borrower) may do any one or more of the following: (a) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, and any other document or agreement; (b) Accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation as well as charging the Default Rate on the Obligations above and in addition to any applicable rate hereunder; (c) Take possession of any or all of the Collateral wherever it may be found, and for that purpose Borrower hereby authorizes Lender without judicial process to enter onto any of the Borrower’s premises without hindrance to search for, take possession of, keep, store, or remove any of the Collateral and remain on such premises or cause a custodian to remain thereon in exclusive control thereof without charge for so long as Lender deems necessary in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should Lender seek to take possession of any or all of the Collateral by Court process or through a receiver, Borrower hereby irrevocable waives: (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession; (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and (iii) any requirement that Lender retain possession of and not dispose of any such Collateral until after trial or final judgment; (d) Require Borrower to assemble any or all of the Collateral and make it available to Lender at a place or places to be designated by Lender which is reasonably convenient to Lender and Borrower, and to remove the Collateral to such locations as Lender may deem advisable; (e) Place a receiver in exclusive control of Borrower’s business and/or any or all of the Collateral, in order to assist Lender in enforcing its rights and remedies; (f) Sell, reclaim, lease or otherwise dispose of all or any portion of the Collateral in its condition at the time Lender obtains possession or after further manufacturing, processing or repair; at any one or more public and/or private sale(s) (including execution sales); in lots or in bulk; for cash, exchange for other property or on credit; and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. Lender shall have the right to conduct such disposition on Borrower’s premises without charge for such time or times as Lender deems fit, or on Lender’s premises, or elsewhere and the Collateral need not be located at the place of disposition. Lender may directly or through any affiliated company purchase or lease any Collateral at any such public disposition and, if permissible under applicable law, at any private disposition. Any sale or other disposition of Collateral shall not relieve Borrower of any liability Borrower may have if any Collateral is defective as to title or physical condition at the time of sale; (g) Demand payment of, and collect any Accounts, Instruments, Chattel Paper, Supporting Obligations and General Intangibles comprising part or all of the Collateral; or (h) Demand and receive possession of any of Borrower’s federal and state income tax returns and the books, records and accounts utilized in the preparation thereof or referring thereto. Any and all legal fees, expenses, costs, liabilities and obligations incurred by Lender with respect to the foregoing shall be added to and become part of the Obligations and shall be due on demand.

18.2 Application of Proceeds. The proceeds received by Lender from the disposition of or collection of any of the Collateral shall be applied to such extent and in such manner as Lender shall determine in its sole discretion. If any deficiency shall arise, Borrower shall remain liable to Lender therefore. In the event that, as a result of the disposition of any of the Collateral, Lender directly or indirectly enters into a credit transaction with any third party, Lender shall have the option, exercisable at any time, in its sole discretion, of either reducing the Obligations by the principal amount of such credit transaction or deferring the reduction thereof until the actual receipt by Lender of cash therefore from such third party.

18.3 Online Access. Upon the occurrence and during the continuance of an Event of Default, all of Borrower’s rights and access to any online internet services that Lender makes available to Borrower shall be provisional pending Borrower’s curing of all such Events of Default. During such period of time, Lender may limit or terminate Borrower’s access to online services. Borrower acknowledges that the information Lender makes available to Borrower through online internet access, both before and after the occurrence and continuance of an Event of Default, constitutes and satisfies any duty to respond to a request for accounting or request regarding a statement of account that is referenced in the Uniform Commercial Code as enacted in the State of California.

18.4 Standards of Commercial Reasonableness. After the occurrence and during the continuance of an Event of Default, the parties acknowledge that it shall be presumed commercially reasonable and Lender shall have no duty to undertake to collect any Account, including those in which Lender receives information from an Account Debtor that a dispute exists. Furthermore, in the event Lender undertakes to collect or enforce an obligation of an Account Debtor or any other person obligated on the Collateral and ascertains that the possibility of collection is outweighed by the likely costs and expenses that will be incurred, Lender may at any such time cease any further collection efforts and such action shall be considered commercially reasonable. Before Borrower may, under any circumstances, seek to hold Lender responsible for taking any commercially unreasonable action, Borrower shall first notify Lender in writing, of all of the reasons why Borrower believes Lender has acted in any commercially unreasonable manner and advise Lender of the action that Borrower believes Lender should take.

18.5 Remedies Cumulative. In addition to the rights and remedies set forth in this Agreement, Lender shall have all other rights and remedies accorded a secured party under the Uniform Commercial Code as enacted in California and under any and all other applicable laws and in any other instrument or agreement now or hereafter entered into between Lender and Borrower and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by Lender of one or more of its rights or remedies shall not be deemed an election, nor bar Lender from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of Lender to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.

19. Account Stated. Lender shall render to Borrower a statement setting forth the transactions arising hereunder. Each statement shall be considered correct and binding upon Borrower as an account stated, except to the extent that Lender receives, within sixty (60) days after the mailing of such statement, written notice from Borrower of any specific exceptions by Borrower to that statement, and then it shall be binding against Borrower as to any items to which it has not objected.

20. Amendment and Waiver. Only a writing signed by all parties hereto may amend this Agreement. No failure or delay in exercising any right hereunder shall impair any such right that Lender may have, nor shall any waiver by Lender hereunder be deemed a waiver of any default or breach subsequently occurring. Lender’s rights and remedies herein are cumulative and not exclusive of each other or of any rights or remedies that Lender would otherwise have.

21.	Termination; Effective Date.

21.1. Subject to the Early Termination Fee, this Agreement will be effective on the date it is signed by the Parties, shall continue for the Term, and shall be automatically extended for successive Terms unless Borrower shall provide 30 days prior written notice to Lender of its intention to terminate whereupon this Agreement shall terminate on the date set forth in said notice (an “Early Termination Date”) upon successful repayment of all outstanding Obligations.

21.2. Lender may terminate this Agreement and demand immediate payment of all outstanding Obligations at any time and for any reason; provided, if no Event of Default has occurred and is continuing, Lender shall give Borrower at least thirty (30) days prior written notice of Lender’s election to terminate this Agreement in accordance with this Section 21.2.

22. No Lien Termination without Release. In recognition of the Lender’s right to have its legal fees and other expenses incurred in connection with this Agreement secured by the Collateral, notwithstanding payment in full of all Obligations by Borrower, Lender shall not be required to record any terminations or satisfactions of any of Lender’s liens on the Collateral unless and until Complete Termination has occurred. Borrower understands that this provision constitutes a waiver of its rights under §9-513 of the UCC.

23. Conflict. Unless otherwise expressly stated in any other agreement between Lender and Borrower, if a conflict exists between the provisions of this Agreement and the provisions of such other agreement, the provisions of this Agreement shall control.

24. Severability. In the event any one or more of the provisions contained in this Agreement is held to be invalid, illegal or unenforceable in any respect, then such provision shall be ineffective only to the extent of such prohibition or invalidity, and the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

25. Enforcement. This Agreement and all agreements relating to the subject matter hereof is the product of negotiation and preparation by and among each party and its respective attorneys, and shall be construed accordingly.

26. Relationship of Parties. The relationship of the parties hereto shall be that of Borrower and Lender of Accounts, and Lender shall not be a fiduciary of the Borrower, although Borrower may be a fiduciary of the Lender.

27. Legal Fees. Borrower agrees to reimburse Lender within ten (10) days after written demand for:

27.1. The actual amount of all reasonable, documented costs and expenses, including legal fees, which Lender has incurred or will incur in;

27.1.1. Negotiating, preparing, or administering this Agreement and any documents prepared in connection herewith; Any way arising out of or in connection with this Agreement, and whether or not arising out of a dispute which does not involve Lender; provided, however, Borrower shall only be required to reimburse Lender for negotiating and preparing this Agreement and the other documents prepared in connection herewith prior to the date hereof up to $7,500;

27.1.2. Protecting, preserving or enforcing any lien, security or other right granted by Borrower to Lender or arising under applicable law, whether or not suit is brought, including but not limited to the defense of any Avoidance Claims or the defense of Lender’s lien priority;

27.2. The actual costs, including photocopying (which, if performed by Lender’s employees, shall be at the rate of $.10/page), travel, and legal fees and expenses incurred in complying with any subpoena or other legal process in any way relating to Borrower. This provision shall survive termination of this Agreement; and

27.3. The actual amount of all costs and expenses, including legal fees, which Lender may incur in enforcing this Agreement and any documents prepared in connection herewith, or in connection with any federal or state insolvency proceeding commenced by or against Borrower, including but not limited to those (a) arising out the automatic stay, (b) seeking dismissal or conversion of the bankruptcy proceeding, (c) opposing confirmation of Borrower’s plan thereunder, or (d) validating Lender’s security interest or lien priority with respect to the Collateral.

28. Entire Agreement. No promises of any kind have been made by Lender or any third party to induce Borrower to execute this Agreement. No course of dealing, course of performance or trade usage, and no parole evidence of any nature, shall be used to supplement or modify any terms of this Agreement.

29. Choice of Law. This Agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the internal laws of the Chosen State.

30. Jury Trial Waiver. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY), THE OBLIGATIONS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE PARTIES ACTIONS IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT HEREOF OR THEREOF. THE PARTIES EACH ACKNOWLEDGE THAT SUCH WAIVER IS MADE WITH FULL KNOWLEDGE AND UNDERSTANDING OF THE NATURE OF THE RIGHTS AND BENEFITS WAIVED HEREBY, AND WITH THE BENEFIT OF ADVICE OF COUNSEL OF ITS CHOOSING. THE PARTIES EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS.

IN THE EVENT THAT ANY PARTY HERETO ELECTS TO BRING ANY ACTION OR PROCEEDING IN THE STATE OF CALIFORNIA, RELATING TO THIS AGREEMENT OR ANY OF THE OBLIGATIONS, THE PARTIES AGREE THAT SUCH ACTION OR PROCEEDING SHALL BE TRIED SOLELY THROUGH A JUDICIAL REFEREE AS PROVIDED IN CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 THROUGH 645.1. THE PARTIES FURTHER AGREE TO THE APPOINTMENT OF JAMS AS THE REFEREE APPOINTMENT TO CONDUCT THE TRIAL AND SUCH RELATED PROCEEDINGS. THE PARTIES AGREE THAT THE FILING OF ANY PRE-TRIAL MOTION OR ANY PRE-TRIAL PROVISIONAL REMEDY SHALL NOT OPERATE AS A WAIVER OF EACH PARTY’S RIGHT TO TRIAL SOLELY THROUGH A JUDICIAL REFEREE. THE PARTIES ACKNOWLEDGE THAT THE JUDICIAL REFEREE WILL LIKELY CHARGE FEES AND COSTS OVER AND ABOVE THOSE NORMALLY CHARGED BY A COURT. THE PARTIES AGREE TO INITIALLY EVENLY SPLIT THE FEES AND COSTS OF SUCH REFEREE BETWEEN THE PARTIES, SUBJECT TO SUCH FURTHER RULINGS BY THE REFEREE.

31. Venue; Jurisdiction. Any suit, action or proceeding arising hereunder, or the interpretation, performance or breach hereof, shall, if Lender so elects, be instituted in any court sitting in the Chosen State, in the city in which Lender’s chief executive office is located, or if none, any court sitting in the Chosen State (the “Acceptable Forums”). Borrower agrees that the Acceptable Forums are convenient to it, and submits to the jurisdiction of the Acceptable Forums and waives any and all objections to jurisdiction or venue. Should such proceeding be initiated in any other forum, Borrower waives any right to oppose any motion or application made by Lender to transfer such proceeding to an Acceptable Forum.

32. Service of Process. Borrower agrees that Lender may effect service of process upon Borrower by regular mail at the address set forth herein or at such other address as may be reflected in the records of Lender, or at the option of Lender by service upon Borrower’s agent for the service of process.

33. Assignment. Lender may assign its rights and delegate its duties hereunder. Upon such assignment, Borrower shall be deemed to have attorned to such assignee and shall owe the same obligations to such assignee and shall accept performance hereunder by such assignee as if such assignee were Lender.

34. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement, and any party delivering such an executed counterpart of the signature page to this Agreement by facsimile to any other party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

35. Notice, Administrative Borrower, and Joint and Several Liability of Each Borrower.

35.1. All notices required to be given to any party other than Lender shall be deemed given upon the first to occur of (a) three (3) business days after deposit thereof in a receptacle under the control of the United States Postal Service, (b) transmittal by electronic means to a receiver under the control of such party, or (c) actual receipt by such party or an employee or agent of such party. All notices to Lender shall be deemed given upon actual or constructive receipt by a responsible officer of Lender.

35.2. For the purposes hereof, notices hereunder shall be sent to the addresses set forth as Contact Addresses on the face page hereof, or to such other addresses as each such party may in writing hereafter indicate.

35.3 Administrative Borrower. Each Borrower hereunder hereby irrevocably appoints Administrative Borrower as the agent and attorney-in-fact for each such party which appointment shall remain in full force and effect unless and until Lender shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another specified Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower: (a) to provide Lender with all notices under this Agreement and the other Loan Documents (and any notice or instruction provided by Administrative Borrower shall be deemed to be given by each Borrower hereunder and shall bind each Borrower), (b) to enter into any amendments to this Agreement on behalf of each Borrower, (c) to receive notices and instructions from Lender (and any notice or instruction provided by Lender to the Administrative Borrower in accordance with the terms hereof shall be deemed to have been given to each Borrower), and (d) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain credit hereunder and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the loan account and Collateral in a combined fashion, as more fully set forth herein, is done solely as an accommodation to each Borrower in order to utilize the collective borrowing powers of Borrower in the most efficient and economical manner and at their request, and that Lender shall not incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the loan account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Lender to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify Lender and hold Lender harmless against any and all liability, expense, loss or claim of damage or injury, made against Lender by any Borrower or by any third party whosoever, arising from or incurred by reason of (i) the handling of the loan account and Collateral of each Borrower as herein provided, or (ii) Lender relying on any instructions of the Administrative Borrower.

35.4 Joint and Several Liability of Each Borrower. Each Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by Lender under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations. Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including any Obligations arising under this Section 35.4), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them. If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrower or Borrowers will make such payment with respect to, or perform, such Obligation until such time as all of the Obligations are paid in full. The Obligations of each Borrower under the provisions of this Section 35.4 constitute the absolute and unconditional, full recourse Obligations of each Borrower enforceable against each Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of the provisions of this Agreement (other than this Section 35.4) or any other circumstances whatsoever.

36. Definitions and Index to Definitions. The following terms used within this Agreement shall have the following meaning. All capitalized terms not defined within this Agreement shall have the meaning set forth in the Uniform Commercial Code:

(a) “Additional Financing Fee” – As stated within the General Rates and Fees, or 30 days based on a 30 day month and 360 day year if unstated.

(b) “Advance” – The funding of all or any portion of the Face Amount of Account prior to collection.

(c) “Advance Rate” – As stated in the General Rates and Fees.

(d) “Avoidance Claim” - Any claim that any lien or payment received by Lender is avoidable under the Bankruptcy Code, any other debtor relief statute, including fraudulent conveyance claims, or through receivership, assignment for the benefit of creditors or any equivalent type payment recovery laws, rules or regulations intended to benefit creditors.

(e) “Base Fees” - Initial Financing Fee and Additional Financing Fee (not to overlap).

(f) “Change of Control” – means the person or entity constituting the majority ultimate beneficial owner of the voting equity interests of Borrower (or having the ability to elect a majority of the board of directors of Borrower) as of the date hereof no longer constituting the majority ultimate beneficial owner of the voting equity interests of Borrower (or having the ability to elect a majority of the board of directors of Borrower).

(g) “Chosen State” - California.

(h) “Clearance Days”- None.

(i) “Closed” - A Financed Account is closed upon receipt of full payment by Lender from a Payor or from the Borrower (including its being charged to the Reserve Account).

(j) “Collateral”- All of Borrower’s now owned and hereafter acquired personal property including, without limitation, all Accounts, Chattel Paper, Deposit Accounts, Inventory, Equipment, Instruments, Investment Property, Documents, Letter of Credit Rights, Commercial Tort Claims, General Intangibles, and all proceeds of each of the foregoing.

(k) “Complete Termination” – Complete Termination occurs upon satisfaction of the following conditions: (1) Payment in full of all Obligations of Borrower to Lender; and (2) If Lender has issued or caused to be issued guarantees, promises, or letters of credit on behalf of Borrower, acknowledgement from any beneficiaries thereof that Lender or any other issuer has no outstanding direct or contingent liability therein.

(l) “Concentration Limit” - As stated within the General Rates and Fees, or 25% of the entire amount outstanding from Borrower. The concentration limit refers to the percentage any debt from a single debtor has over the total amount outstanding from Borrower’s Financed Accounts.

(m) “Default Rate” – the lesser of: (1) 1% per month on the gross amount of Invoices and (2) the highest default rate permitted by applicable law; the foregoing Default Rate is in addition to any standard rate accruing hereunder.

(n) “Early Termination Date” – see Section 21.1 hereof.

(o) “Early Termination Fee” – As stated in the General Rates and Fees.

(p) “Eligible Account” - An Account that is acceptable for financing hereunder as determined by Lender in the exercise of its reasonable sole credit or business judgment.

(q) “Events of Default” - See Section 17.1.

(r) “Exposed Payments” – Payments received by Lender from or for the account of a Payor that has become subject to a bankruptcy proceeding, to the extent such payments cleared the Payor’s deposit account within ninety (90) days of the commencement of said bankruptcy case.

(s) “Face Amount” - the amount invoiced on an Account at the time of the applicable Advance.

(t) “Facility Rate” – if applicable, as set forth in the General Rates and Fees.

(u) “Financed Accounts” – Accounts for which a corresponding Advance has been made hereunder which have not been Closed.

(v) “Financing Fee(s)” – Refers to the Initial Financing Fee or Additional Financing Fee and means the Percentage in the amount aforementioned multiplied by the Face Amount of a Financed Account, for each Financing Fee Period or portion thereof, that any portion thereof remains unpaid, computed from the end of the Initial Fee Period to and including the date on which a Financed Account is Closed.

(w) “Initial Financing Fee” - The first 30 days after the Purchase Price is paid to Borrower or credited by Lender to Borrower’s Reserve Account based on a 30 day month and 360 day year unless explicitly overridden within the General Rates and Fees.

(x) “Initial Period” – as set forth in the General Rates and Fees.

(y) “Invoice” - The document that evidences or is intended to evidence an Account. Where the context so requires, reference to an Invoice shall be deemed to refer to the Account, Eligible Account or Financed Account to which it relates.

(z) “Late Charge” – None.

(aa) “Late Payment Date” – One Hundred Twenty (120) days from the original invoice date.

(bb) “LIBOR Rate” – means, for any calendar month, the greater of: (a) two percent (2.00%) per annum, and (b) the three (3) month U.S. LIBOR rate per annum as reported on Reuters Screen LIBOR01 page (or any successor page) two (2) Business Days prior to the commencement of such calendar month (and, if any such rate is below zero, the LIBOR Rate shall be deemed to be zero), which determination shall be made by Lender and shall be conclusive in the absence of demonstrable error. In the event the LIBOR Rate is unavailable for any reason, Lender may use a replacement index as determined by Lender in its sole discretion after prior consultation with Borrower.

(cc) “Misdirected Payment Fee” – Unless otherwise stated in the General Rates and Fees, 20% of the amount of any payment (but in no event less than $1,000) on account of a Financed Account which has been received by Borrower and not delivered in kind to Lender on the next business day following the date of receipt by Borrower, or 30% of the amount of any such payment which has been received by Borrower as a result of any action taken by Borrower to cause such payment to be made to Borrower.

(dd) “Obligations” - All present and future obligations owing by Borrower to Lender whether arising hereunder or otherwise, and whether arising before, during or after the commencement of any Bankruptcy Case in which Borrower is a Debtor. Without limiting the generality hereof, Borrower acknowledges and agrees that the term “Obligations” shall include, all ledger debt of Borrower, which shall mean and include all indebtedness of Borrower now or hereafter owing to a third party, which Lender has heretofore or hereafter purchases from such third party, acquires by way of assignment, or in which Lender has heretofore or hereafter acquires a security interest, whether as a result of Lender financing the accounts receivable of such third party or otherwise. Borrower acknowledges that Lender will be relying upon this provision in financing the accounts receivable of such third parties (consisting of indebtedness and obligations now or hereafter due from Borrower to such third parties), as well as in permitting Account Debtor’s to incur other indebtedness due to Borrower, but nothing herein shall constitute a commitment of any kind by Lender to factor or finance the accounts receivable of any third party to the extent they represent amounts owing by Borrower to such third parties.

(ee)	“Parties” - Borrower and Lender.

(ff) “Payor” - An Account Debtor or other obligor on an Account, or entity making payment thereon for the account of such party.

(gg) “Refunded” - An Account has been refunded when Borrower has paid to Lender the then unpaid Face Amount.

(hh) “Required Reserve Amount” - The Reserve Percentage multiplied by the unpaid balance of Financed Accounts.

(ii) “Reserve Account” - A bookkeeping account on the books of the Lender representing the portion of the Face Amount of the Financed Account which has not been paid by Lender to Borrower, maintained by Lender to ensure Borrower’s performance with the provisions hereof.

(jj) “Reserve Percentage” - 100% less the Advance Rate. The Reserve Percentage may be increased or decreased at any time in Lender’s sole discretion.

(kk) “Reserve Shortfall” - The amount by which the Reserve Account is less than the Required Reserve Amount.

(ll) “Restricted Industry” - any of the following industries: adult entertainment, firearm or ammunition sales or manufacturing, or gambling.

(mm)	“Term” – Eighteen (18) Months.

(nn) “UCC” - The Uniform Commercial Code as adopted in the Chosen State.

[SIGNATURES AGREEING TO THE STANDARD TERMS AND CONDITIONS APPEAR ON THE FIRST PAGE]

SCHEDULE 12.5

PERMITTED INDEBTEDNESS FOR BORROWED MONEY

SCHEDULE 14.3

FORMER NAMES AND TRADE NAMES

SCHEDULE 14.8

DISCLOSURE OF REGISTERED PATENTS, COPYRIGHTS, AND TRADEMARKS